UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

Supernova Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification Number)

7230 Indian Creek Lane #201, Las Vegas, NV 89149

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(702) 839-4029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2015, the registrant entered into a Lease Deposit Agreement (the “Lease”) with OMR Drilling and Acquisition, LLC. Under the Lease, the registrant will pay OMR a $5,000 deposit to place a 30 day hold on the Lease. Before the 30-day period expires, the registrant shall pay the balance of $135,000, for a total purchase price of $140,000 for the Lease. If the registrant does not pay the $135,000 before the expiration of the 30-day period, then the $5,000 deposit will be forfeited.

On June 25, 2015, the registrant entered into a Farmout Agreement (the “Agreement”) with OMR Drilling and Acquisition, LLC (“OMR”). Under the Agreement, OMR agrees to market up to eight new drill locations and maintain a minimum of 10% Net Revenue Interest for the registrant in each of the eight new drill locations. OMR further agrees to market one location that has a partially drilled dry well that could be deepened and will maintain a minimum of 15% Net Revenue Interest for the registration in this one location.

Item 9.01	Financial Statements and Exhibits

Exhibits

No.	Exhibits

10.1	Lease Deposit Agreement
10.2	Farmout Agreement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 26, 2015

Supernova Energy, Inc.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By: /s/ Kevin G Malone
Kevin G. Malone, President, CEO, CFO

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EXHIBIT INDEX

No.	Exhibits

10.1	Lease Deposit Agreement
10.2	Farmout Agreement

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